Graphic Packaging Holding Company Reports Fourth Quarter and Full Year 2020 Results:
A Notable Year of Innovation, New Product Development and 4% Net Organic Sales Growth

2020 Highlights
•Vision 2025 goals on track following execution of strategic investments, development of new, sustainable fiber-based packaging solutions and the successful pivot to net organic sales growth.
•Showcased corporate responsibility and long-standing commitment to sustainability in environmental, social and governance (ESG) report highlighting progress in sustainability across all facets of operations.
•Net Sales were $6,560 million versus $6,160 million in the prior year.
•Net Organic Sales increased 5% in the fourth quarter and 4% for the full year 2020 versus the prior year periods.
•Net Income was $167 million versus $207 million in the prior year.
•Earnings per Diluted Share were $0.60 versus $0.70 in the prior year.
•Adjusted Earnings per Diluted Share were $1.12 versus $0.87 in the prior year.
•Adjusted EBITDA was $1,070 million versus $1,030 million in the prior year.
•Global liquidity was $1,717 million at year end.
•Returned $918 million to stakeholders through dividends, distributions, partnership redemptions and share repurchases.

(ATLANTA, GA, Feb 2, 2021) Graphic Packaging Holding Company (NYSE:GPK), (the “Company” or “Graphic Packaging”), a leading provider of sustainable packaging solutions to food, beverage, foodservice, and other consumer products companies, today reported Net Income for fourth quarter 2020 of $64.2 million, or $0.24 per share, based on 270.3 million weighted average diluted shares. This compares to fourth quarter 2019 Net Income of $33.0 million, or $0.11 per share, based on 291.7 million weighted average diluted shares.
Fourth quarter 2020 Net Income was impacted by a net $12.3 million of special charges, that are detailed in the attached Reconciliation of Non-GAAP Financial Measures table. When adjusting for these charges, Adjusted Net Income for the fourth quarter of 2020 was $76.5 million, or $0.28 per diluted share. This compares to fourth quarter 2019 Adjusted Net Income of $67.0 million, or $0.23 per diluted share.
For the full year 2020, Net Income was $167.3 million, or $0.60 per share, based on 279.6 million weighted average diluted shares. This compares to 2019 Net Income of $206.8 million, or $0.70 per share, based on 294.8 million weighted average diluted shares.

Full year 2020 Net Income was impacted by a net $144.7 million of special charges that are detailed in the attached Reconciliation of Non-GAAP Financial Measures table. When adjusting for these items, Adjusted Net Income for full year 2020 was $312.0 million, or $1.12 per diluted share. This compares to Adjusted Net Income for the full year of 2019 of $255.7 million, or $0.87 per diluted share.
Michael Doss, the Company’s President and CEO said, “Net organic sales growth of 4% in 2020 confirms our fiber-based packaging solutions are winning in the growing markets where we are focused. Our strong 2020 results and the momentum we have entering 2021 are consistent with our Vision 2025 goals. We are partnering with customers to elevate their brands in the marketplace, while supporting both customer and our own sustainability goals. The strategic investments we are making position us for continued growth and cost leadership in the industry and will allow us to further accelerate our product innovation capabilities. We expect to generate 100 to 200 basis points of sustainability supported net organic sales growth in 2021 and deliver net productivity improvements to drive continued EBITDA growth during the coming year.”
Doss continued, “We are also announcing today that we plan to start up our new CRB machine in Kalamazoo, Michigan ahead of schedule in the fourth quarter of 2021. Separately, we will be making a strategic $100 million investment at our Texarkana, Texas SBS mill to add CUK production capability to an existing machine to meet growing demand for our paperboard packaging solutions.” He added, “I am grateful for the dedication of our employees who continue to go above and beyond to fulfill our responsibility as an essential supplier to the vital food, beverage, consumer and foodservice markets. We are delivering on our promise to continue learning and improving from the events in 2020, and we are answering the call from today’s consumer for safe, hygienic and more sustainable packaging solutions.”

Operating Results
Net Sales
Net Sales increased 8.7% to $1,652.1 million in the fourth quarter of 2020, compared to $1,519.8 million in the prior year period. The $132.3 million increase was driven by $134.2 million of favorable volume/mix, partially offset by $11.1 million in pricing and $9.1 million of unfavorable foreign exchange.
Net Sales increased 6.5% to $6,559.9 million for the full year 2020, compared to $6,160.1 million in the prior year. The $399.8 million increase was driven by $408.0 million of improved volume/mix from organic growth and acquisitions. These benefits were partially offset by $1.2 million in pricing and $7.0 million of unfavorable foreign exchange.
Attached is supplemental data highlighting Net Tons Sold by quarter for 2020 and 2019.
EBITDA
EBITDA for the fourth quarter of 2020 was $250.5 million, an increase of $44.9 million from the fourth quarter of 2019. After adjusting both periods for charges associated with business combinations, pension plan settlement charges and other special charges, Adjusted EBITDA increased $6.0 million to $264.8 million in the fourth quarter of 2020 from $258.8 million in the fourth quarter of 2019. When comparing against the prior year quarter, Adjusted EBITDA in the fourth quarter of 2020 was positively impacted by $9.4 million in favorable volume/mix, $24.9 million in improved net operating performance and $3.6 million of favorable foreign exchange. These benefits were partially offset by $11.1 million of pricing, $8.0 million of commodity input cost inflation (primarily secondary fiber and freight) and $12.8 million of other inflation (primarily labor and benefits).
EBITDA for the full year 2020 was $854.2 million, a decrease of $97.8 million from the full year 2019. After adjusting both periods for charges associated with business combinations, pension plan settlement charges and other special charges, Adjusted EBITDA increased 3.9% to $1,069.8 million in the full year 2020 from $1,029.9 million in the full year 2019. When comparing against the prior year, Adjusted EBITDA in 2020 was positively impacted by $29.6 million of favorable volume/mix, $22.4 million of commodity deflation (primarily wood and energy) and $41.5 million of improved net operating performance. These benefits were partially offset by $1.2 million in pricing and $52.4 million in other inflation (primarily labor and benefits).
Other Results
Net Cash Provided by Operating Activities was $845.6 million for the full year 2020, compared to $665.8 million for the full year 2019. Adjusting for GAAP guidelines related to the classification of certain cash receipts and payments associated with our receivables securitization and sale programs and the cash payments associated with special charges, Adjusted Net Cash Provided by Operating Activities was $990.8 million for the full year 2020, compared to $880.4 million for the full year 2019. Adjusted Cash Flow for the full year 2020 was $344.5 million, compared to $527.5 million for the full year 2019.

Total Debt (Long-Term, Short-Term and Current Portion) decreased $47.3 million during the fourth quarter of 2020 to $3,666.6 million compared to the third quarter of 2020. Total Net Debt (Total Debt, net of Cash and Cash Equivalents) decreased $170.8 million during the fourth quarter of 2020 to $3,487.6 million compared to the third quarter of 2020. The Company's year-end Net Leverage Ratio was 3.26 times Adjusted EBITDA compared to 2.64 times at the end of 2019.
At December 31, 2020, the Company had available liquidity of $1,716.8 million, including the undrawn availability under its global revolving credit facilities.
Net Interest Expense was $32.4 million in the fourth quarter of 2020, down compared to the $34.2 million reported in the fourth quarter of 2019. For full year 2020, net interest expense was $128.8 million compared to $140.6 million in 2019.
Capital expenditures for the fourth quarter of 2020 were $220.6 million compared to $123.0 million in the fourth quarter of 2019. For full year 2020, capital expenditures were $646.3 million compared to $352.9 million in 2019, largely due to the strategic investment in a new coated recycled board (CRB) paper machine in Kalamazoo, Michigan.
Fourth quarter 2020 Income Tax Expense was $20.4 million, compared to a $15.4 million expense in the fourth quarter of 2019. Full year 2020 Income Tax Expense was $41.6 million compared to a full year 2019 Income Tax Expense of $76.3 million, as a result of tax planning initiatives and non-recurring 2019 adjustments.
Please note that a tabular reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted EPS, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow and Total Net Debt is attached to this release.
Earnings Call
The Company will host a conference call at 10:00 a.m. ET today (February 2, 2021) to discuss the results of fourth quarter and full year 2020. The conference call will be webcast and can be accessed from the Investors section of the Graphic Packaging website at www.graphicpkg.com. Participants may also listen via telephone by dialing 833-900-1527 from the United States and Canada, and 236-384-2052 from outside the United States and Canada. Telephone participants are required to provide the conference ID 1263054 and should call at least 10 minutes prior to the start of the conference call.

Forward Looking Statements
Any statements of the Company's expectations in this press release, including but not limited to projected organic sales and EBITDA growth, timing of the new CRB machine start-up in Kalamazoo, Michigan, and the planned investment in the Texarkana, TX SBS mill constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, the effects of the Covid-19 pandemic on the Company's operations and demand for its products, inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, the Company’s ability to implement its business strategies, including productivity initiatives, cost reduction plans, and integration activities, as well as the Company’s debt level, currency movements and other risks of conducting business internationally, and the impact of regulatory and litigation matters, including the continued availability of the Company's U.S. federal income tax attributes to offset U.S. federal income taxes and the timing related to the Company's future U.S. federal income tax payments. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as required by law. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.
About Graphic Packaging Holding Company
Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, is committed to providing consumer packaging that makes a world of difference. The Company is a leading provider of sustainable paper-based packaging solutions for a wide variety of products to food, beverage, foodservice, and other consumer products companies. The Company operates on a global basis, is one of the largest producers of folding cartons and paper-based foodservice products in the United States, and holds leading market positions in coated recycled paperboard, coated unbleached kraft paperboard and solid bleached sulfate paperboard. The Company's customers include many of the world's most widely-recognized companies and brands. Additional information about Graphic Packaging, its business and its products is available on the Company's web site at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In millions, except per share amounts	2020	2019	2020	2019
Net Sales	$1,652.1	$1,519.8	$6,559.9	$6,160.1
Cost of Sales	1,390.3	1,247.5	5,459.7	5,067.5
Selling, General and Administrative	118.5	124.0	512.6	511.8
Other (Income) Expense, Net	(0.2)	1.7	2.0	8.8
Business Combinations, Shutdown and Other Special Charges and Exit Activities, Net	13.1	13.6	61.3	37.9
Income from Operations	130.4	133.0	524.3	534.1
Nonoperating Pension and Postretirement Expense	(0.7)	(39.4)	(151.5)	(39.5)
Interest Expense, Net	(32.4)	(34.2)	(128.8)	(140.6)
Income before Income Taxes and Equity Income of Unconsolidated Entity	97.3	59.4	244.0	354.0
Income Tax Expense	(20.4)	(15.4)	(41.6)	(76.3)
Income before Equity Income of Unconsolidated Entity	76.9	44.0	202.4	277.7
Equity Income (Loss) of Unconsolidated Entity	0.2	(0.1)	0.9	0.4
Net Income	$77.1	$43.9	$203.3	$278.1
Net Income Attributable to Noncontrolling Interest	(12.9)	(10.9)	(36.0)	(71.3)
Net Income Attributable to Graphic Packaging Holding Company	$64.2	$33.0	$167.3	$206.8

Net Income Per Share Attributable to Graphic Packaging Holding Company — Basic	$0.24	$0.11	$0.60	$0.70
Net Income Per Share Attributable to Graphic Packaging Holding Company — Diluted	$0.24	$0.11	$0.60	$0.70

Weighted Average Number of Shares Outstanding - Basic	269.5	290.8	278.8	294.1
Weighted Average Number of Shares Outstanding - Diluted	270.3	291.7	279.6	294.8

GRAPHIC PACKAGING HOLDING COMPANY
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except share and per share amounts	December 31, 2020	December 31, 2019
ASSETS
Current Assets:
Cash and Cash Equivalents	$179.0	$152.9
Receivables, Net	654.4	504.5
Inventories, Net	1,127.6	1,095.9
Other Current Assets	59.2	52.3
Total Current Assets	2,020.2	1,805.6
Property, Plant and Equipment, Net	3,560.0	3,253.8
Goodwill	1,477.6	1,477.9
Intangible Assets, Net	436.9	477.3
Other Assets	309.9	275.3
Total Assets	$7,804.6	$7,289.9

LIABILITIES
Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$497.2	$50.4
Accounts Payable	825.0	716.1
Other Accrued Liabilities	534.4	432.2
Total Current Liabilities	1,856.6	1,198.7
Long-Term Debt	3,147.0	2,809.9
Deferred Income Tax Liabilities	539.6	511.8
Other Noncurrent Liabilities	421.1	407.2

Redeemable Noncontrolling Interest	—	304.3

SHAREHOLDERS’ EQUITY
Preferred Stock, par value $.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $.01 per share; 1,000,000,000 shares authorized; 267,726,373 and 290,246,907 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	2.7	2.9
Capital in Excess of Par Value	1,714.6	1,876.7
(Accumulated Deficit) Retained Earnings	(47.1)	56.4
Accumulated Other Comprehensive Loss	(245.9)	(365.8)
Total Graphic Packaging Holding Company Shareholders’ Equity	1,424.3	1,570.2
Noncontrolling Interest	416.0	487.8
Total Equity	1,840.3	2,058.0
Total Liabilities and Shareholders' Equity	$7,804.6	$7,289.9

GRAPHIC PACKAGING HOLDING COMPANY
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended
	December 31,
In millions	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$203.3	$278.1
Adjustments to Reconcile Net Income to Net Cash Provided by (Used in) Operating Activities:
Depreciation and Amortization	475.8	447.2
Amortization of Deferred Debt Issuance Costs	5.7	4.7
Deferred Income Taxes	(0.7)	52.7
Amount of Postretirement Expense Greater Than Funding	147.1	41.5
Other, Net	12.9	15.1
Changes in Operating Assets and Liabilities, Net of Acquisitions	1.5	(173.5)
Net Cash Provided by Operating Activities	845.6	665.8

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(616.1)	(330.9)
Packaging Machinery Spending	(30.2)	(22.0)
Acquisition of Businesses, Net of Cash Acquired	(120.6)	(54.5)
Beneficial Interest on Sold Receivables	114.6	343.6
Beneficial Interest Obtained in Exchange for Proceeds	(8.5)	(155.9)
Other, Net	(7.9)	(4.6)
Net Cash Used in Investing Activities	(668.7)	(224.3)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of Common Stock	(315.6)	(128.8)
Payments on Debt	(36.5)	(36.5)
Proceeds from Issuance of Debt	800.0	300.0
Redemption of Noncontrolling Interest	(500.0)	—
Borrowings under Revolving Credit Facilities	2,613.5	2,497.5
Payments on Revolving Credit Facilities	(2,596.8)	(2,865.1)
Debt Issuance Costs	(13.9)	(5.0)
Repurchase of Common Stock related to Share-Based Payments	(9.1)	(4.1)
Dividends and Distributions Paid to GPIP Partner	(102.8)	(112.7)
Other, Net	9.2	(6.1)
Net Cash Used In Financing Activities	(152.0)	(360.8)
Effect of Exchange Rate Changes on Cash	1.2	1.7
Net Increase in Cash and Cash Equivalents	26.1	82.4
Cash and Cash Equivalents at Beginning of Year	152.9	70.5
CASH AND CASH EQUIVALENTS AT END OF YEAR	$179.0	$152.9

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures

The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, equity income of unconsolidated entities, depreciation and amortization, including pension amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio and Total Net Debt. Adjusted EBITDA and Adjusted Net Income exclude charges (income) associated with: the Company's business combinations, facility shutdowns, extended mill outage, sale of assets and other special charges. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance or liquidity presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In millions, except per share amounts	2020	2019	2020	2019
Net Income Attributable to Graphic Packaging Holding Company	$64.2	$33.0	$167.3	$206.8
Add (Subtract):
Net Income Attributable to Noncontrolling Interest	12.9	10.9	36.0	71.3
Income Tax Expense	20.4	15.4	41.6	76.3
Equity (Income) Loss of Unconsolidated Entity	(0.2)	0.1	(0.9)	(0.4)
Interest Expense, Net	32.4	34.2	128.8	140.6
Depreciation and Amortization	120.8	112.0	481.4	457.4
EBITDA	250.5	205.6	854.2	952.0
Charges Associated with Business Combinations, Shutdown and Other Special Charges and Exit Activities (a)	13.1	14.0	61.9	38.7
Pension Plan Settlement Charge (b)	1.2	39.2	153.7	39.2
Adjusted EBITDA	$264.8	$258.8	$1,069.8	$1,029.9

Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	16.0%	17.0%	16.3%	16.7%

Net Income Attributable to Graphic Packaging Holding Company	$64.2	$33.0	$167.3	$206.8
Charges Associated with Business Combinations, Shutdown and Other Special Charges and Exit Activities(a)	13.1	14.0	61.9	38.7
Pension Plan Settlement Charge (b)	1.2	39.2	153.7	39.2
Accelerated Depreciation Related to Exit Activities	5.3	4.7	26.0	4.7
Tax Impact of Business Combinations, Shutdown and Other Special Charges, Exit Activities, Pension Plan Settlement, and Accelerated Depreciation	(4.4)	(11.4)	(48.3)	(16.2)
Noncontrolling Interest, Net of Tax	(2.9)	(12.5)	(48.6)	(17.5)
Adjusted Net Income Attributable to Graphic Packaging Holding Company	$76.5	$67.0	$312.0	$255.7

Adjusted Earnings Per Share - Basic	$0.28	$0.23	$1.12	$0.87
Adjusted Earnings Per Share - Diluted	$0.28	$0.23	$1.12	$0.87

(a) For the three months ended December 31, 2019, $0.4 million is recorded in costs of sales for inventory valuation adjustments related to business combinations. For the twelve months ended December 31, 2020 and December 31, 2019, $0.6 million and $0.8 million, respectively, is recorded in costs of sales for inventory valuation adjustments related to business combinations.
(b) For the three months and twelve months ended December 31, 2019, $39.2 million is recorded in nonoperating pension and postretirement benefit expense. For the three months and twelve months ended December 31, 2020, $1.2 million and $153.7 million respectively is recorded in nonoperating pension and postretirement benefit expense.

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	December 31,	December 31,	December 31,
In millions	2020	2019	2018
Net Income	$167.3	$206.8	$221.1
Add (Subtract):
Net Income Attributable to Noncontrolling Interest	36.0	71.3	72.9
Income Tax Expense	41.6	76.3	54.7
Equity Income of Unconsolidated Entity	(0.9)	(0.4)	(1.2)
Interest Expense, Net	128.8	140.6	123.7
Depreciation and Amortization	481.4	457.4	436.9
EBITDA	854.2	952.0	908.1
Charges Associated with Business Combinations and Shutdown, Other Special Charges and Exit Activities	61.9	38.7	70.0
Pension Plan Settlement Charge	153.7	39.2	—
Extended Augusta Mill Outage	—	—	29.6
Gain on Sale of Assets, Net	—	—	(38.6)
Loss on Modification or Extinguishment of Debt	—	—	1.9
Adjusted EBITDA	1,069.8	1,029.9	971.0

	December 31,	December 31,	December 31,
Calculation of Net Debt:	2020	2019	2018
Short-Term Debt and Current Portion of Long-Term Debt	$497.2	$50.4	$52.0
Long-Term Debt(a)	3,169.4	2,822.4	2,915.7
Less:
Cash and Cash Equivalents	(179.0)	(152.9)	(70.5)
Total Net Debt	$3,487.6	$2,719.9	$2,897.2

Net Leverage Ratio (Total Net Debt/Adjusted EBITDA)	3.26	2.64	2.98

(a) Excludes unamortized deferred debt issue costs.

	Twelve Months Ended
	December 31,
In millions	2020	2019
Net Cash Provided by Operating Activities	$845.6	$665.8
Net Cash Receipts from Receivables Sold included in Investing Activities	106.1	187.7
Cash Payments Associated with Business Combinations, Shutdown and Other Special Charges and Exit Activities	39.1	26.9
Adjusted Net Cash Provided by Operating Activities	$990.8	$880.4
Capital Spending	(646.3)	(352.9)
Adjusted Cash Flow	$344.5	$527.5

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
2020

Net Tons Sold (000's)	1,011.6	1,012.9	1,036.0	991.4
2019

Net Tons Sold (000's)	943.4	965.9	992.9	940.7

The closing of the White Pigeon, Michigan mill and the shutdown of the West Monroe container board machine led to a decrease of tons sold of 30,400 and 46,000 in the three months ended September 30, 2020 and December 31, 2020, respectively.